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                                                                    Exhibit 10.1

KNOW YE that under the MINING ACT and the regulations and subject to the limitations thereof, and in consideration of the rents, conditions and provisions hereinafter reserved and contained, WE, hereinafter referred to as the "Lessor", by these Presents do demise and lease unto

     SIFTO CANADA INC., incorporated under the laws of Ontario, hereinafter called the "Lessee", its successors and assigns,

         WHEREAS under subsection 176(3) of the Mining Act, R.S.O. 1990, the Minister may, subject to the approval of the Lieutenant Governor in Council, issue a lease of any mining lands on such terms and conditions as he considers expedient;

         AND WHEREAS the Lessor is the owner in fee simple of the lands described in the attached Schedule and the parties hereto are desirous of entering into a Salt Mining Lease with respect to such lands on the terms and conditions herein contained;

         NOW THEREFORE THIS INDENTURE WITNESSES that under the Mining Act, R.S.O. 1990, and the regulations made thereunder,the Lessor doth hereby demise and lease unto the Lessee, its successors and assigns, for the term hereinafter set forth, the mining lands described in the attached Schedule and hereinafter referred to as the "premises", together with all salt and salt products in, upon and under the premises, with full and exclusive liberty, power and authority for the Lessee, its agents, servants and workmen to enter upon the premises and to explore for such salt and salt products and to work, mine, remove and sell such salt and salt products, and to do all other things necessary and proper for the

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                                     Page 2

more effectual working of the premises and for procuring and making fit for sale the salt and salt products to be mined therefrom, and to carry on all of the said work on or under the premises.

         SAVING AND EXCEPTING thereout and therefrom any lands lying within the hereinbefore described premises, the mining rights to which have been patented, sold, leased or otherwise alienated, or dealt with by the Lessor;

         ALSO SAVING AND EXCEPTING the free use, passage and enjoyment of, in, over and upon all navigable waters which shall or may hereafter be found on or under, or to be flowing through or upon any part of the premises.

         ALSO RESERVING the right of access to the shores of all rivers, streams and lakes for all vessels, boats and persons.

         ALSO RESERVING the right to raise, lower and maintain the waters of any lake or stream which may be found on or under or be flowing through or upon or over any part of the premises to and at such height as may be deemed advisable by the Lessor without any liability for damage by the Lessor or by any person, company or corporation lawfully authorized so to raise or lower the said waters.

1. TO HAVE AND TO HOLD the said demise premises for a term of twenty-one years to be computed from the first day of June, two thousand and one and from thenceforth next ensuing and fully to be complete and ended on the thirty-first day of May, two thousand and twenty-two, subject the right of renewal as hereinafter set out.

2. YIELDING AND PAYING THEREFOR in lawful money of Canada, unto Us, Our Heirs and Successors, in advance yearly and every year during the said term, at the Ministry of Northern Development and Mines, Sudbury, for the first year of the said term the rent or sum of SIXTEEN THOUSAND AND NINETEEN DOLLARS AND NINETY-EIGHT CENTS, the receipt of which is hereby acknowledged, and for each and every subsequent year under the Mining Act, on or before the first day of June in each and every year thereafter during the said term.

3. Also yielding and paying a royalty of $0.32 per tonne of salt and any natural impurities loose in bulk (salt) sold from the Lessee's property for the first four years of the terms of this lease and thereafter a royalty calculated in accordance with the following formula:

R2= R1[1 + [(X-Y)/Y]]

Where:

R1= a royalty rate per tonne of salt sold from the Lessee's property during the previous four year period of the term of the lease.

R2= the royalty rate per tonne of salt sold from the Lessee's property for each successive four year period of this lease, after the first four years.

X= the sum of Total Proceeds divided by total Quantity of salt produced from the Lessee's property for the previous four year period as reported on the Lessee' tax returns under the Mining Tax Act.

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                                     Page 3

Y= the sum of Total Proceeds divided by total Quantity of salt produced from the Lessee's property for the four year period before the previous four year period as reported on the Lessee's tax return under the Mining Tax Act.

3.1 The Lessee shall forward to the Lessor the royalty payment for the period June 1 to June 30, 2001, by December 31, 2001, and thereafter forward to the Lessor on or before the thirty-first day of July in each and every year during the term of this lease the royalty payment for the preceding twelve month period from July 1 to June 30.

PROVIDED THAT:

1. The Lessee shall pay the rent in the manner hereinbefore mentioned, without any deduction whatsoever.

2. The books, accounts and records of the Lessee having reference to its operations on the premises and the plant and machinery in connection therewith shall be open to inspection by the Lessor or any person designated by him during normal business hours.

3. The Lessor may require the Lessee to furnish security in the form of an irrevocable letter of credit in such amount as may be satisfactory to the Lessor to secure payment of the royalty and other conditions of this Lease.

4. This Lease is granted and accepted by the Lessee on the express condition and understanding that the Lessee shall have no recourse against the Lessor should the Lessor's title to the premises be found to be defective or should this Lease prove ineffectual by reason of any defect in such title.

5. The premises are subject to the conditions in Section 91 of the Mining Act, R.S.O. 1990, or such other provision substituted therefrom at any time requiring that all ores and minerals, raised or removed therefrom shall be treated and refined within Canada.

6. This Lease and the term or terms hereby created shall not be transferred, charged, pledged, mortgaged, assigned, sublet or otherwise disposed of without the written consent of the Lessor or of some officer duly authorized by him.

7. Nothing herein contained shall in any manner restrict fishing or fishing rights in the waters covering the premises and that the Lessee shall not do any act resulting in damage to fishing or the fishing industry in the said waters or to nets or other appliances used in fishing such waters.

8. No rock or other material shall be dislodged or disturbed from its natural state which would in any way divert or affect the natural flow of any waters covering the premises so as to interfere with the economic development of water power in this vicinity.

9. The right to remove and to authorize the removal of sand and gravel and all ores, mines and minerals other than salt and salt products from the premises and to grant such parts of the said premises for water lots, wharf and such other purposes as may be deemed necessary is specifically reserved to the Lessor, provided that any such removal or grant shall not unreasonably interfere with the rights granted to the Lessee hereunder and its salt operations.

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                                     Page 4

10. The Lessee shall not in any way interfere with navigation, with the use of docks and wharves now existing or that may hereafter be constructed upon or built out in the waters covering any of the premises or with the right of access to the water by the riparian proprietor or by the Lessor.

11. The Lessor and its agents and designates shall for all lawful purposes provide sufficient notice to the Lessee and have full and free access to any and every part of the premises during normal business hours subject to such access interfering as little as reasonably possible with the use of the premises by the Lessee and subject to the Lessee's obligations under all applicable statutes and regulations having to do with the operation of the mines in the premises.

12. Notwithstanding anything in this lease, entrance to the premises and removal of salt will only be through existing adjacent underground workings and extensions thereto.

13. This Lease and the terms hereby created shall be subject to the Environmental Assessment Act, the Environmental Protection Act, the Forest Fires Prevention Act, the Mining Act, the Mining Tax Act, the Ontario Water Resources Act, the Petroleum Resources Act, and any other applicable acts and any amendments made thereto or regulations thereunder which have been or shall hereafter be made.

14. If the rent provided herein or any part thereof shall remain unpaid for two years after the same shall have become legally due and payable, whether such rent shall have been legally demanded or not, this Lease may be terminated by the Lessor without any liability by the Lessor to the Lessee.

15. Mining within 1000 metres of the shoreline shall not be carried out without first studying the effects of subsidence and obtaining written approval from the Director of Mine Rehabilitation and the Director shall provide such approval within a reasonable length of time.

16. The Lessee shall, both during and following the term of this Lease, indemnify and hold the Lessor harmless against any and all actions, suits, proceedings, costs, charges, damages, expenses, claims or demands resulting from any property damage or bodily injury including death, resulting in whole or in part from, or in any manner based upon, anything done, or omitted to be done, by the Lessee or its employees or agents under this lease, including the Lessee's operations, actions and maintenance of the premises, EXCEPT that nothing contained herein shall in any way diminish, remove or cause to be inoperative, any immunity, protection, or other limitation of liability of the Lessee, all whether by statute or regulation.

17. If default is made in any of the provisos, terms or conditions contained herein and such default is not remedied within sixty days after notice has been delivered or sent to the Lessee at its last known address of record in the Ministry of Northern Development and Mines setting forth such default and called upon the Lessee to remedy the same, this Lease may be terminated by the Lessor without any liability by the Lessor to the Lessee.

18. Upon the termination of this Lease by the Lessor, it shall be lawful for the Lessor to enter into and upon the premises and to repossess the premises absolutely free and clear of every and any estate, right, title, interest, claim, demand or encumbrance therein or thereto whether existing, arising or accruing before or after the termination of this Lease.

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                                     Page 5

19. Upon the termination of this Lease by the effluxion of time or otherwise, the Lessee shall have the right to remove from the premises, all engines, tools, machinery, ducts, conveyers, trucks, structures, chattels and personal property which it may have placed or erected thereon within six months after the termination of this Lease.

20. The Lessee shall and will pay all provincial, municipal and other taxes, rates, duties and assessments that are now or may at any time hereafter be imposed against the premises or the product thereof or the profit therefrom.

21. If application is made by the Lessee therefore within ninety days before the expiry of this Lease or its renewal, or within such further period of time as the Lessor may deem proper and the provisos, terms and conditions herein contained have been fulfilled to the satisfaction of the Lessor, and the rent herein reserved has been paid, and the Lessee can reasonably demonstrate to the satisfaction of the Lessor that the productive life of the premises as a salt mine is longer than the current term of this Lease, this Lease shall be renewed for one further term of twenty-one years, at such rental and royalty charges and subject to such reservations, provisions and conditions as the Lessor considers expedient.

22. Wherever in this Lease the word "Lessee" occurs it shall be construed as including Lessees and also the heirs, executors, administrators, successors, assigns and other legal representatives of the Lessee or Lessees as the case may be and words importing the singular number only shall include more persons, parties or things than one.

23. In the event of the salt mine on the lands herein described or on adjoining lands owned, leased or occupied by the Lessee not being operated for a continuous period of twenty-four months, the Lessor may notwithstanding any other provision herein contained terminate this Lease by notice in writing signed by the Senior Manager, Mining Lands Section, Ministry of Northern Development and Mines, or by the holder of any successor office thereof, acting on behalf of the Ministry of Northern Development and Mines, and sent by registered mail to the last known address of the Lessee as indicated herein.

24. Should the premises or any part thereof be covered by navigable waters, this Lease shall be subject to the provisions of the Navigable Waters Protection Act (Canada), the Beds of Navigable Waters Act and the Lakes and Rivers Improvement Act.

25. Any dispute relating to this Lease, including any dispute relating to the royalty payable pursuant to paragraph 3, shall be finally determined in accordance with an arbitration carried out under the Arbitration Act, S.O. 1991 C.17, as amended from time to time.

26. Any notice or other undertaking hereunder shall be well and sufficiently given if delivered on a business day within normal business hours or sent by prepaid registered mail,



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                                     Page 6

         If to the Lessor at:

                  Ministry of Northern Development and Mines
                  Willet Green Miller Centre
                  933 Ramsey Lake Road, 6th Floor
                  Sudbury, Ontario

                  P3E 6B5

                  Attention: Senior Manager, Mining Lands Section

         and if to the Lessee at:

                  Sifto Canada Inc.
                  North Harbour Road
                  P.O. Box 370
                  Goderich, Ontario
                  N7A 3Y9

                  Attention: Mine Manager

         Any notice delivered as aforesaid shall be deemed to have been given on the date of delivery and any notice mailed as aforesaid shall be deemed to have been given on the third business day following the date of mailing of such notice. Either party may give to the other party from time to time notice of change of address for the purpose of notice hereunder and such new address shall be the address for notice as herein set out.

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                                     Page 7

GIVEN under the Great Seal of Our Province of Ontario.

WITNESS: THE HONOURABLE HILARY M. WESTON

         LIEUTENANT GOVERNOR OF OUR PROVINCE OF ONTARIO

At our City of Toronto in Our said Province this ninth day of November in the year of Our Lord two thousand and one and in the fiftieth year of Our Reign.

BY COMMAND



Vishnu Prasad
Co-ordinator, Crown Land Registry
Land Management Section
Ministry of Natural Resources
for and on behalf of the
Minister of Northern Development and Mines

AND IN WITNESS WHEREOF the Lessee has hereunto affixed its corporate seal under the hands of its proper officers duly authorized in that behalf.

SIFTO CANADA INC.


BY:       _____________________________________



AND:     ______________________________________


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Salt Mining Lease No. 107377

Main Office File No. 110822, 168314

Land Registrar

Ministry of Consumer and Business Services will mail duplicate to:

Sifto Canada Inc.
North Harbour Road

P.O. Box 370
Goderich, Ontario
N7A 3Y9

Attention: Mine Manager
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